                                                                   Exhibit 10.18

                              SUBLEASE AGREEMENT
                              ------------------


     THIS SUBLEASE AGREEMENT (the "Sublease") is made as of November 23/rd/, 1999 (the "Sublease Date") by and between ANTEC CORPORATION, a Delaware corporation ("Tenant") and nFRONT, INC., a Georgia corporation ("Subtenant") (the words "Tenant" and "Subtenant" to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

                                    RECITALS

     A. New York Life Insurance Company ("Prior Landlord") and Tenant entered into that certain Lease Agreement dated August 11, 1994 for approximately 58,672 square feet of space at 5720 Peachtree Parkway, Norcross, Gwinnett County, Georgia (the "Demised Premises"), as amended by First Amendment to Lease dated December 12, 1994 between Prior Landlord and Tenant (the Lease, as amended by herein referred to as the "Lease").

     B. Prior Landlord has conveyed its interest in the Demised Premises and the Lease to WKK Atlanta Investments, L.P. ("Landlord").

     C.  Tenant desires to sublease the Demised Premises to Subtenant.

     D. Tenant and Subtenant desire to set forth their agreement upon the following terms and conditions.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises, Ten and No/100 Dollars ($10.00) in hand paid by each party to the other, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following (all capitalized terms not defined in this Sublease shall have the meaning given to such terms in the Lease):

     1.  Term. Tenant does hereby lease and demise unto Subtenant, and Subtenant
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does hereby hire, lease and accept from Tenant the Demised Premises for a term (the "Term") commencing on the Sublease Date ("Sublease Commencement Date") and continuing until July 5, 2005 ("Expiration Date"). For purposes of this Sublease Agreement, the Demised Premises shall include all existing fixtures, equipment and improvements in the Demised Premises, including without limitation the security system, the CAT 5 voice and data cabling now located and existing in the Demised Premises.

     2.  Rent. Subtenant shall pay to Tenant base rent for the Demised Premises
         ----
in the following amounts on a monthly basis (the "Sublease Base Rent"):

         Sublease Date - Rent Start Date:         $ - 0 -
         Rent Start Date - October 31, 2000:      $67,228.33
         November 1, 2000 - October 31, 2001:     $68,572.90
         November 1, 2001 - October 31, 2002:     $69,944.36
         November 1, 2002 - October 31, 2003:     $71,343.24
         November 1, 2003 - October 31, 2004:     $72,770.11
         November 1, 2004 - July 5, 2005:         $74,225.53

Each payment shall be made on the first day of each month during the Term, beginning on the Rent Start Date, payable in advance, without demand and without abatement, reduction, set-off or deduction, with appropriate prorations for partial months. The "Rent Start Date" shall be the later of December 1, 1999, or the thirtieth (30th) day following Landlord's consent to this Sublease. If such consent is obtained after November 1, 1999, then for each day thereafter until the consent is obtained the above schedule shall be delayed by the number of days that occur until the consent is obtained. For purposes of this Section, "Landlord's consent" shall be deemed to mean the date of Landlord's execution and delivery to Subtenant of the "Consent to Sublease" in the form of Exhibit C
                                                                      ---------
attached hereto and made a part hereof.

In addition to Sublease Base Rent, Subtenant agrees to pay to Tenant Sublease Maintenance Rent (as defined below) beginning on January 1, 2001 and continuing thereafter until the Expiration Date. "Sublease Maintenance Rent" shall be the excess of the Operating Expenses for each calendar year ("Year") over the greater of (a) Operating Expenses for Year 2000, or (b) $293,360.00. Sublease Maintenance Rent for a given Year shall be paid by Subtenant to Tenant on a equal monthly basis, along with and at the same place and manner as provided herein for Sublease Base Rent. Subject to Section 5 of the Special Stipulations attached hereto as Exhibit B, the Sublease Maintenance Rent shall be calculated
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as follows: Sublease Maintenance Rent for each Year beginning on January 1, 2001 shall be paid based on the difference between Landlord's Projection of Operating Expenses for that Year and the greater of (a) Actual Operating Expenses for Year 2000 as determined by the Lease, or (b) $293,360.00 (Tenant hereby agreeing to deliver such notice of Landlord's Projection of Operating Expenses and the Actual Operating Expenses to Subtenant promptly after its receipt of such notice). For Year 2001 only, Subtenant's payments of Sublease Maintenance Rent shall be based on the Landlord's Projection of Operating Expenses for Years 2000 and 2001 until the Actual Operating Expenses for Year 2000 are available and delivered to Tenant and Subtenant pursuant to the Lease, and the remaining installments of Sublease Maintenance Rent due for Year 2001 shall be adjusted to account for any overpayments or underpayments by Subtenant for such Year. As Tenant is notified by Landlord of the Actual Operating Expenses for a Year, Tenant shall forward such information to Subtenant. Within thirty (30) days after receipt of such statement, subject to Section 5 of the Special Stipulations attached hereto as Exhibit B, Subtenant shall pay to Tenant any deficiency between the Actual Operating Expenses for that Year and the amount of Sublease Maintenance Rent paid by Subtenant, or in the event of overpayment, Tenant shall credit the amount of such overpayment toward the next installment of Sublease Maintenance Rent owed by Tenant or remit such overpayment to Subtenant if the Term has expired or has been terminated and no default exists hereunder. The obligations in the immediately preceding sentence shall survive the expiration or any earlier termination of this Sublease. If Subtenant shall elect to exercise the right to audit the Landlord's books and records relating to Operating Costs as allowed in the Lease, and only to the extent such right exists, Tenant shall cooperate with Subtenant to enforce such rights provided Subtenant shall pay all costs and expenses therefore. If as a result of such audit or otherwise it is determined that Landlord has collected or charged Tenant or Subtenant more than Landlord is entitled to collect, Tenant shall refund such overpayments to Subtenant only when, to the same extent, and on the same basis as Tenant receives a refund of such overpayments from Landlord.

All payment of Sublease Base Rent and Sublease Maintenance Rent shall be paid to ANTEC Corporation, 11450 Technology Circle, Duluth, Georgia 30097, Attention:
Mr. Deon Sanders. By written notice, Landlord may direct Subtenant to deliver rent checks to a different address.

In addition to Sublease Base Rent and Sublease Maintenance Rent, Subtenant agrees to pay to Tenant all Additional Rent (as that term is defined in Section 1(g) of the Lease) and otherwise perform all tasks required of Tenant under
Section 1(g) of the Lease upon notice from Tenant. Tenant represents to Subtenant that Tenant does not own any personal property that is located on the Demised Premises.

     3.   Landlord Obligations. With respect to payments, consents, work,
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services or the performance of any and all other obligations required of Landlord under the Lease, Tenant's sole obligation to Subtenant with respect thereto shall be to request the same, upon request in writing by Subtenant, and to use reasonable efforts to obtain the payment, consent or other performance by Landlord; provided, however, the foregoing shall not require Tenant to institute
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any legal action to obtain such performance unless Subtenant shall indemnify and hold harmless Tenant against all costs, including reasonable attorneys' fees of such enforcement. Subtenant shall have the right to request the same directly from Landlord, and to conduct such proceedings as may be required to obtain from Landlord any such work and services or the performance of such obligations. Tenant agrees to cooperate with Subtenant in connection therewith and to execute such documents as may be reasonably required in connection therewith.

     4.   Consent. In all cases where consent of Landlord is required under the
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Lease, Subtenant shall be required to obtain the consent of Tenant (which consent Tenant agrees shall not be unreasonably withheld) and Landlord. It shall be a condition to the obligations of Tenant and Subtenant hereunder that Landlord and, to the extent required, Landlord's mortgagee consent to this Sublease in the form attached hereto as Exhibit C and made a part hereof on or
                                        ---------
before December 1, 1999. If such consent has not be obtained on or before such date, then thereafter either party may terminate this Sublease Agreement by written notice to the other party, in which event the parties shall be released and relieved of all further rights, liabilities and obligations to each other hereunder.

     5.   Relationship to Lease.
          ---------------------

          (a) This Sublease and all of Subtenant's rights hereunder are expressly subject and subordinate to all of the terms of the Lease, a copy of which is attached hereto and incorporated herein as Exhibit A. Subtenant hereby
                                                    ---------
agrees to assume all obligations of and restrictions imposed on Tenant under the Lease with respect to the Demised Premises, except for Tenant's obligations to pay Base Rent and Maintenance Rent to Landlord under the Lease. Subtenant shall and hereby does indemnify Tenant and hold Tenant harmless from and against any and all expense, loss, and liability suffered by Tenant (except to the extent that such expenses, losses, and liabilities arise out of Tenant's own negligence or willful act), by reason of Subtenant's breach of any of the provisions of this Section 5. Subtenant hereby acknowledges that Subtenant shall look solely to Landlord for the performance of all the Landlord's obligations under the Lease and that Tenant shall not be obligated to provide any services to Subtenant or otherwise perform any obligations in connection with this Sublease, except to the extent enforcement of such rights requires the reasonable assistance and/or cooperation of Tenant.

Subtenant acknowledges that any termination of the Lease will result in a termination of the Sublease.

          (b) Provided Subtenant is not in default hereunder, Tenant shall pay the Base Rent, Maintenance Rent due to Landlord under the Lease so as not to cause a default under the Lease. Tenant shall indemnify and hold harmless Subtenant against all damage, liability, losses, costs and expenses resulting to, or that are incurred by Subtenant relating to Tenant's failure to pay any of the Base Rent or Maintenance Rent due the Landlord under the Lease. If Tenant shall be in material default of a monetary nature or fail to pay Base Rent or Maintenance Rent due to Landlord under the Lease, Subtenant shall have the right to offset against its obligations hereunder and pay such Base Rent or Maintenance Rent directly to Landlord as long as Landlord agrees to accept such payments from Subtenant, provided in all such events Tenant shall remain obligated to pay to Subtenant the difference between the Base Rent or Maintenance Rent due to Landlord under the Lease and the Base Rent or Maintenance Rent due to Tenant under this Sublease.

     6.   Use. Subtenant shall use the Demised Premises as general office
          ---
purposes and for no other purpose. Tenant makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Demised Premises. Notwithstanding the foregoing, Tenant represents that during its occupancy of the Demised Premises and to the best of its knowledge, Tenant received no written notice of any violation of zoning in respect to the use of the Demised Premises by Tenant.

     7.   Default. Any act or omission by Subtenant that would constitute a
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default under the Lease shall, subject to the same notice and cure provisions provided in the Lease, if any, be deemed a default by Subtenant under this Sublease (except for payment of Base Rent and Maintenance Rent to Landlord under the Lease, which is the obligation of Tenant). In addition, any failure by Subtenant to pay Sublease Base Rent or Sublease Maintenance Rent when due, any failure by Subtenant to pay Additional Rent under the Lease, or any failure by Subtenant to perform any other obligations required under this Sublease, shall be deemed a default hereunder, provided that Subtenant shall be entitled to receive the same notices and have the same cure rights that Tenant has under the Lease. Any such default by Subtenant shall entitle Tenant to exercise any and all remedies available to Landlord under the Lease or any other remedies available at law or in equity under the laws of the State of Georgia.

     8.   Assignment of Tenant's Right against Subtenant. Tenant and Subtenant
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hereby agree that, if Subtenant shall be in default of any obligation of Subtenant under the Sublease, which default also constitutes a default by Tenant under the Lease, then Landlord shall be permitted to avail itself of all the rights and remedies available to Tenant in connection therewith.

     9.   Quiet Enjoyment. Provided Subtenant has performed its obligations
          ---------------
hereunder, Subtenant shall have the quiet enjoyment of the Demised Premises during the Term without interference by Tenant or anyone claiming by, through or under Tenant.

     10.  Insurance and Indemnities. Subtenant hereby agrees to indemnify and
          -------------------------
hold Landlord and Tenant harmless, with regard to Subtenant's leasing and use of the Demised Premises, to the same extent that Tenant is required to indemnify and hold Landlord harmless with respect to the Demised Premises under the Lease. Likewise, Subtenant hereby agrees to obtain and provide evidence satisfactory to Tenant that Subtenant is carrying insurance in the same amounts and of the same types required to be carried by Tenant under the Lease with regard to the Demised Premises, and Subtenant shall name Tenant as additional insured on all such policies of insurance. Tenant hereby agrees to indemnify and hold Subtenant harmless from costs, losses, and damages, resulting from claims Landlord asserts under the Lease that are related solely to periods prior to the Sublease Date.

     11.  Subleasing and Assignment. Except to the extent allowed by the Lease,
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Subtenant shall have no right to sublease or assign its rights under this Sublease or its rights with regard to the Demised Premises without the prior written consent of Tenant and Landlord, which consent may be withheld in Tenant's or Landlord's sole discretion (Tenant's approval shall not be unreasonably withheld, delayed, or denied; Landlord's approval shall be as required by the Lease).

     12.  Condition of Demised Premises. Upon the expiration or earlier
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termination of this Sublease, Subtenant shall return the Demised Premises to Tenant in the condition required by the Lease.

     13.  Miscellaneous. This Sublease shall be governed by the laws of the
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State of Georgia. Time shall be of the essence with regard to the obligations under this Sublease. This Sublease supersedes all prior discussions and agreements between the parties and incorporates their entire Agreement. Any capitalized term used in this Sublease which is not defined herein shall have the same meaning attributable to that term in the Lease. Nothing contained in this Sublease shall serve to release Tenant from the further performance by Tenant of Tenant's obligations under the Lease or to relieve Tenant from any of its liability under the Lease. This Sublease is further subject to the Special Stipulations contained on Exhibit B, attached hereto and made a part hereof.
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     14.  Tenant Warranties Regarding the Lease. Tenant hereby warrants and
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represents that (a) the Lease is in full force and effect, has not been modified or amended except as provided herein, (b) to the best of its knowledge, Tenant is not in default thereunder; (c) subject only to obtaining the consent of Landlord, Tenant is authorized and has the power to enter into this Sublease and to lease the Subleased Premises to Tenant pursuant to the Terms hereof and (d) the Expiration of the Term of the Lease does not occur earlier than July 5, 2005. During the Sublease Term, Tenant agrees not to modify the terms of the Lease without Subtenant's consent, which shall not be unreasonably withheld or delayed.

     15.  Notices. Notices to be given under this Sublease shall be given in the
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same manner and pursuant to the same terms as contained in the Lease. Promptly upon its receipt of any notice given under the Lease, Tenant shall provide such notices to Subtenant. Notices shall be given to:

          If to Tenant:

          ANTEC Corporation
          11450 Technology Circle
          Duluth, Georgia 30097
          Attn:  Mr. Paul Barilla

          With a copy to:

          ANTEC Corporation
          11450 Technology Circle
          Duluth, Georgia 30097
          Attn:  Mr. Mark Scagliuso

          If to Subtenant until the Rent Start Date:

          nFront, Inc.
          520 Guthridge Court, NW
          Suite 100
          Norcross, Georgia 30092
          Attn: Chief Financial Officer

          If to Subtenant after the date Subtenant commences operations in the Demised Premises (based on written notice to Tenant):

          nFront, Inc.
          5720 Peachtree Parkway
          Norcross, Georgia 30092
          Attn:  Chief Financial Officer

     16.  Subordination, Non-Disturbance and Attornment. Tenant agrees to
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cooperate and assist Subtenant in its efforts to obtain a Subordination, Non-Disturbance and Attornment Agreement from Landlord and Landlord's lender consistent with and pursuant to the terms of the Lease.

                           [SIGNATURES ON NEXT PAGE)

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.


                                 TENANT:
                                 ------

                                 ANTEC CORPORATION, a Delaware
                                 corporation


                               By: /s/ Mark S. Scagliuso
                                  -----------------------------------
                                   Name: Mark S. Scagliuso
                                   Title: C.A.O.


                               Attest: /S/ Paul Bonilla
                                      ----------------------------------
                                       Name: Paul Bonilla
                                       Attest:


                                               [CORPORATE SEAL]


                               SUBTENANT:

                               nFRONT, INC., a Georgia corporation

                               By: /s/ Jeff Hodges
                                  --------------------------------------
                                   Name: Jeff Hodges
                                   Title: CFO


                               Attest: /s/ Craig L. Benn
                                      ----------------------------------
                                       Name:  Craig L. Benn
                                       Attest: Vice President Controller

                                                [CORPORATE SEAL]

                               LIST OF EXHIBITS
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                    Exhibit A          Underlying Lease

                    Exhibit B          Special Stipulations

                    Exhibit C          Consent to Sublease

                          FIRST AMENDMENT TO SUBLEASE


     THIS FIRST AMENDMENT is entered into as of the 1/st/ day of February 2000, by and between Antec Corporation, a Delaware Corporation (Tenant) and nFront, Inc., a Georgia Corporation (Subtenant).


     A. New York Life Insurance Company ("Prior Landlord") and Tenant entered into that certain Lease Agreement dated August 11, 1994 for approximately 58762 square feet of space of 5720 Peachtree Parkway, Norcross, Gwinnett county, Georgia (the "Demised Premises") as amended by First Amendment to Lease dated December 12, 1994 between Prior Landlord and Tenant.

     B. Prior Landlord has conveyed its interest in the Demised Premises and the Lease To WKK Atlanta Investments, L.P. ("Landlord").

     C. Tenant and Subtenant entered into a sublease agreement dated November 23, 1999 for the Demised Premises (the "Sublease").

     D.  LandLord's consent to the Sublease was received on November 23, 1999.

     NOW THEREFORE in consideration of the mutual promises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Tenant and Subtenant agree as follows:

     1. The Sublease is hereby amended by deleting Special Stipulation 3 on Exhibit B to the sublease in its entirety and the following is substituted therefore:

         "3. Parking. Within one hundred and twenty days (120) after the
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     Sublease Date (as extended for such additional time as is equal to the time lost by Tenant or Tenant's contractors or suppliers in connection with the construction of the parking area due to floods or weather conditions actually and materially delaying such construction). Tenant shall make available to Subtenant employees, customers, and visitors at no cost to Subtenant, a minimum of 243 automobile parking spaces (on an unassigned basis) in the parking areas of the Demised Premises as shown on Attachment 1, attached hereto and made a part hereof.

     2. Attachment 1 has been modified to reflect the relocation of parking lot light poles and the increase in number of such light poles from 5 to 6, as requested by a n-Front, inc. n-Front agrees to reimburse Antec Corporation for the cost of this incremental work not to exceed $12,000.00

     3. Except as amended hereby, the Sublease shall be and remain in full force and effect and unchanged. The Sublease is hereby ratified and confirmed by Tenant and Subtenant To the extent the terms hereof are inconsistent with the terms of the Sublease, the terms hereof shall control.

Antec Corporation                            n-Front, Inc.


By:      /s/ A. Rois-Mendez                  By:   /s/ Jeffrey W. Hodges
      ------------------------                     ------------------------
           A. Rois-Mendez                             Jeffrey W. Hodges
      ------------------------                     ------------------------
Title: Senior Counsel and                    Title: CFC
      ------------------------                     ------------------------
       Assistant Secretary
      ------------------------

     (h) All sums payable pursuant to the provisions of this Section 1 by Tenant, or which are at the expense of Tenant, are deemed and considered to be Rent hereunder, and, if not paid, Landlord shall have all rights and remedies provided in this Lease, at law or in equity for the non-payment of Rent. All Rent payable pursuant to the terms of this Section 1 by Tenant to Landlord shall be paid promptly as and when the same shall become due and payable, without notice, demand, abatement, deduction or set-off, and shall be paid to such person or persons and at such locations or addresses as Landlord may from time to time designate in writing.

     (i) Although the cost of janitorial services to the Premises and to the Building shall initially be included within the Maintenance Rent, Tenant shall have the right to reduce the degree or quantity of services provided by the Building's janitorial service or to substitute and pay directly another janitorial service reasonably approved in advance in writing by Landlord, in either of which events the Maintenance Rent (including the base amount thereof and the Operating Expenses attributable to the Premises) shall be adjusted to give Tenant an equitable credit (in an amount based upon but not to exceed the per square foot cost of janitorial services then being paid by Landlord for janitorial services within the Building) by virtue of the fact that Tenant makes such a reduced or direct payment of a portion thereof for all or some of the janitorial services which would otherwise be included in its Maintenance Rent and Operating Expenses.

     2.   SERVICES; WORK

          As long as Tenant is not in default following receipt of notice (if required under this Lease) and the expiration of the cure period, if any, under any of the covenants or provisions of this Lease, Landlord shall provide the following services